Exhibit 99.1

Murphy USA Inc. Reports First Quarter 2019 Results

El Dorado, Arkansas, April 29, 2019 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three months ended March 31, 2019.
Key Highlights:
•Net income was $5.3 million, or $0.16 per diluted share in Q1 2019 compared to net income of $39.3 million, or $1.16 per diluted share, in Q1 2018. Included in Q1 2018 net income was approximately $35.3 million (after tax) from settlement of damages incurred in connection with the 2010 Deepwater Horizon oil spill

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q1 2019 was 12.3 cpg compared to 11.4 cpg in Q1 2018

•Total retail gallons increased 3.9% in Q1 2019 compared to Q1 2018 and volumes on a same store sales ("SSS") basis improved 1.8%

•Merchandise contribution dollars grew 6.6% to $97.5 million compared to the prior-year quarter, on average unit margins of 16.1%

•Common shares repurchased during the first quarter were approximately 177 thousand for $13.3 million at an average price of $74.86 per share

"2019 is off to a strong start as the business performed exceptionally well in the first quarter, despite sharply rising product prices, managing to showcase meaningful year-over-year adjusted EBITDA growth to $58.8 million," said President and CEO Andrew Clyde. "We continued to drive traffic to our stores, growing year-over-year same store volumes for the third straight quarter, which helped generate strong merchandise results in both the tobacco and non-tobacco categories. We are proud to announce the successful completion of the national launch of our loyalty program, Murphy Drive Rewards, which has generated widespread customer enthusiasm with more than 6.4 million participants to date and continues to grow. We are excited about the opportunity this platform provides to attract and retain loyal customers, which when coupled with other ongoing improvement initiatives, will help materially transform our business in the years ahead."

Consolidated Results

	Three Months Ended March 31,
Key Operating Metrics	2019	2018
Net income (loss) ($ Millions)	$5.3	$39.3
Earnings per share (diluted)	$0.16	$1.16
Adjusted EBITDA ($ Millions)	$58.8	$45.0

Net income and diluted EPS in Q1 2019 were below prior year levels due primarily to settlement proceeds received in the prior year quarter.  Adjusted EBITDA increased in Q1 2019 by $13.8 million over Q1 2018 due to higher all-in fuel and merchandise contributions.

Fuel

	Three Months Ended March 31,
Key Operating Metrics	2019	2018
Total fuel contribution ($ Millions)	$128.2	$114.6
Total fuel contribution (including retail, PS&W and RINs) (cpg)	12.3	11.4
Total retail fuel contribution ($ Millions)	$87.6	$83.8
Retail fuel volume - chain (Million gal)	1,041.6	1,002.9
Retail fuel volume - per site (K gal APSM)	236.8	231.9
Retail fuel volume - per site (K gal SSS)*	234.3	232.7
Retail fuel margin (cpg excluding credit card fees)	8.4	8.4
PS&W including RINs contribution (cpg)	3.9	3.0
*2018 amounts not revised for 2019 raze-and-rebuild activity

Total fuel contribution dollars increased 11.9% or $13.6 million, in the first quarter of 2019. Despite flat retail margins of 8.4 cpg, higher same store volumes improved total retail contribution dollars by $3.8 million to $87.6 million, while higher PS&W margins of 3.9 cpg generated $40.6 million contribution dollars in the first quarter of 2019.

Merchandise

	Three Months Ended March 31,
Key Operating Metrics	2019	2018
Total merchandise contribution ($ Millions)	$97.5	$91.5
Total merchandise sales ($ Millions)	$606.2	$567.7
Total merchandise sales ($K SSS)*	$137.8	$132.5
Merchandise unit margin (%)	16.1%	16.1%
Tobacco contribution ($K SSS)*	$13.4	$12.9
Non-tobacco contribution ($K SSS)*	$9.0	$8.5
Total merchandise contribution ($K SSS)*	$22.4	$21.4
*2018 amounts not revised for 2019 raze-and-rebuild activity

Total merchandise contribution increased 6.6% to $97.5 million in the first quarter 2019, due to higher sales across the chain and strong new store performance. Although average unit margins were flat versus the prior year quarter at 16.1%, total merchandise contribution dollars grew 6.0% on a SSS basis through successful execution of store-level initiatives and enhanced promotional activities helping to improve both tobacco and non-tobacco categories.

Other Areas

	Three Months Ended March 31,
Key Operating Metrics	2019	2018
Total station and other operating expense ($ Millions)	$132.8	$127.4
Station OPEX excluding credit card fees ($K APSM)	$20.8	$20.1
Total SG&A cost ($ Millions)	$34.6	$34.5

Total station and other operating expenses, excluding payment fees, increased 3.5% on an APSM metric primarily due to higher employee related costs, accelerated planned maintenance activity, and other store level costs.

Station Openings
Murphy USA opened one new retail location in Q1 2019, bringing the quarter end store count to 1,473, consisting of 1,160 Murphy USA sites and 313 Murphy Express sites. A total of 16 stores are currently under construction, which includes 12 kiosks undergoing raze-and-rebuild which will return to operation as 1400 sq. ft. stores.

Financial Resources

	As of March 31,
Key Financial Metrics	2019	2018
Cash and cash equivalents ($ Millions)	$180.4	$144.1
Long-term debt ($ Millions)	$838.0	$856.4

Cash balances as of March 31, 2019 totaled $180.4 million. Long-term debt consisted of approximately $495 million in carrying value of 6% senior notes due in 2023, $296 million in carrying value of 5.625% senior notes due in 2027 and $67 million of term debt less $20 million of current maturities, which is reflected in current liabilities. The ABL facility remains undrawn with a borrowing capacity of $264 million as of March 31, 2019.

	Three Months Ended March 31,
Key Financial Metric	2019	2018
Average shares outstanding (diluted) (in thousands)	32,420	34,062

Common shares repurchased during the current quarter were approximately 177 thousand for $13.3 million.  At March 31, 2019, the Company had common shares outstanding of 32,170,405. The effective tax rate for Q1 2019 was 10.9% compared to 16.8% in Q1 2018. The Q1 2019 effective tax rate is lower due primarily to the effects of stock compensation excess tax benefits on a lower pre-tax income.

* * * * *

Earnings Call Information
The Company will host a conference call on April 30, 2019 at 10:00 a.m. Central Time to discuss first quarter 2019 results. The conference call number is 1 (844) 613-1037 and the conference number is 9387728. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our Annual Report on Form 10-K for the year ended December 31, 2018, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Sr. Director, Investor Relations christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars, except share and per share amounts)	2019	2018
Operating Revenues
Petroleum product sales (a)	$2,499.8	$2,637.6
Merchandise sales	606.2	567.7
Other operating revenues	10.4	38.9
Total operating revenues	3,116.4	3,244.2

Operating Expenses
Petroleum product cost of goods sold (a)	2,381.5	2,561.1
Merchandise cost of goods sold	508.7	476.2
Station and other operating expenses	132.8	127.4
Depreciation and amortization	39.7	31.8
Selling, general and administrative	34.6	34.5
Accretion of asset retirement obligations	0.5	0.5
Total operating expenses	3,097.8	3,231.5

Net settlement proceeds	0.1	47.0
Gain (loss) on sale of assets	(0.1)	0.3
Income (loss) from operations	18.6	60.0

Other income (expense)
Interest income	0.7	0.3
Interest expense	(13.6)	(13.0)
Other nonoperating income (expense)	0.2	—
Total other income (expense)	(12.7)	(12.7)
Income (loss) before income taxes	5.9	47.3
Income tax expense (benefit)	0.6	8.0
Net Income	$5.3	$39.3

Basic and Diluted Earnings Per Common Share
Basic	$0.16	$1.17
Diluted	$0.16	$1.16
Weighted-average Common shares outstanding (in thousands):
Basic	32,206	33,698
Diluted	32,420	34,062
Supplemental information:
(a) Includes excise taxes of:	$455.3	$434.4

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended March 31,
Marketing Segment	2019	2018

Operating Revenues
Petroleum product sales	$2,499.8	$2,637.6
Merchandise sales	606.2	567.7
Other operating revenues	10.3	38.5
Total operating revenues	3,116.3	3,243.8

Operating expenses
Petroleum products cost of goods sold	2,381.5	2,561.1
Merchandise cost of goods sold	508.7	476.2
Station and other operating expenses	132.8	127.4
Depreciation and amortization	36.6	30.2
Selling, general and administrative	34.6	34.5
Accretion of asset retirement obligations	0.5	0.5
Total operating expenses	3,094.7	3,229.9

Gain (loss) on sale of assets	(0.1)	0.3
Income from operations	21.5	14.2
Other income (expense)
Other nonoperating income (expense)	—	0.1
Total other income (expense)	—	0.1

Income (loss) from operations
before income taxes	21.5	14.3
Income tax expense	5.3	3.6
Income (loss) from operations	$16.2	$10.7

Total tobacco sales revenue same store sales*	$98.8	$95.4
Total non-tobacco sales revenue same store sales*	39.0	37.1
Total merchandise sales revenue same store sales*	$137.8	$132.5
*2018 amounts not revised for 2019 raze-and-rebuild activity

Store count at end of period	1,473	1,448
Total store months during the period	4,399	4,324

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended
	March 31, 2019
	SSS	APSM
Fuel gallons per month	1.8%	2.1%

Merchandise sales	5.4%	5.0%
Tobacco sales	5.7%	4.8%
Non tobacco sales	4.5%	6.0%

Merchandise margin	6.0%	4.8%
Tobacco margin	6.8%	5.4%
Non tobacco margin	4.8%	6.4%

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2018 for the sites being compared in the 2019 versus 2018 comparison). When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$180.4	$184.5
Accounts receivable—trade, less allowance for doubtful accounts of $1.1 in 2019 and in 2018	227.3	138.8
Inventories, at lower of cost or market	178.7	221.5
Prepaid expenses and other current assets	26.5	25.3
Total current assets	612.9	570.1
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,013.3 in 2019 and $974.2 in 2018	1,738.1	1,748.2
Other assets	153.4	42.5
Total assets	$2,504.4	$2,360.8
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$21.3	$21.2
Trade accounts payable and accrued liabilities	512.0	456.9
Total current liabilities	533.3	478.1

Long-term debt, including capitalized lease obligations	838.0	842.1
Deferred income taxes	189.8	192.2
Asset retirement obligations	31.2	30.7
Deferred credits and other liabilities	114.3	10.4
Total liabilities	1,706.6	1,553.5
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2019 and 2018, respectively)	0.5	0.5
Treasury stock (14,596,759 and 14,505,681 shares held at
2019 and 2018, respectively)	(948.0)	(940.3)
Additional paid in capital (APIC)	531.9	539.0
Retained earnings	1,213.4	1,208.1
Total stockholders' equity	797.8	807.3
Total liabilities and stockholders' equity	$2,504.4	$2,360.8

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2019	2018
Operating Activities
Net income (loss)	$5.3	$39.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	39.7	31.8
Deferred and noncurrent income tax charges (credits)	(2.4)	1.1
Accretion of asset retirement obligations	0.5	0.5
Pretax (gains) losses from sale of assets	0.1	(0.3)
Net (increase) decrease in noncash operating working capital	1.7	36.0
Other operating activities - net	3.2	(1.0)
Net cash provided by operating activities	48.1	107.4
Investing Activities
Property additions	(30.5)	(48.7)
Proceeds from sale of assets	1.1	1.1
Other investing activities - net	(0.1)	(4.7)
Net cash required by investing activities	(29.5)	(52.3)
Financing Activities
Purchase of treasury stock	(13.3)	(71.7)
Repayments of debt	(5.4)	(5.3)
Amounts related to share-based compensation	(4.0)	(2.9)
Net cash required by financing activities	(22.7)	(79.9)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4.1)	(24.8)
Cash, cash equivalents, and restricted cash at beginning of period	184.5	170.0
Cash, cash equivalents, and restricted cash at end of period	$180.4	$145.2

Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$184.5	170.0
Restricted cash at beginning of period	—	—
Cash, cash equivalents, and restricted cash at beginning of period	$184.5	$170.0

Cash and cash equivalents at end of period	$180.4	144.1
Restricted cash at end of period	—	1.1
Cash, cash equivalents, and restricted cash at end of period	$180.4	$145.2

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three months ended March 31, 2019 and 2018. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(Millions of dollars)	2019	2018

Net income	$5.3	$39.3

Income tax expense (benefit)	0.6	8.0
Interest expense, net of interest income	12.9	12.7
Depreciation and amortization	39.7	31.8
EBITDA	$58.5	$91.8

Net settlement proceeds	(0.1)	(47.0)
Accretion of asset retirement obligations	0.5	0.5
(Gain) loss on sale of assets	0.1	(0.3)
Other nonoperating (income) expense	(0.2)	—
Adjusted EBITDA	$58.8	$45.0